Exhibit 99.1

Company Contact:	The Dilenschneider Group
Donald R. Peck, CFO

Andrew Komendantov, Media Relations

617-638-2000

617-638-2000

212-922-0900

FOR IMMEDIATE RELEASE

FIRST MARBLEHEAD ANNOUNCES RESIGNATION OF

CHAIRMAN AND CHIEF EXECUTIVE OFFICER

—Jack Kopnisky to become Chief Executive Officer—

BOSTON, MA – September 27, 2005 – The First Marblehead Corporation (NYSE: FMD), a leading provider of outsourcing services for private, non-governmental education lending, announced today that its Board of Directors has accepted the resignation of Daniel M. Meyers as Chairman of the Board of Directors and Chief Executive Officer, effective immediately.

First Marblehead also announced that Jack L. Kopnisky, President and Chief Operating Officer, has been elected to the additional position of Chief Executive Officer of the firm, and that William R. Berkley has been elected as interim Chairman of the Board, both effective immediately.  Mr. Berkley is currently the Company’s Lead Director and has been on the Board since 1995.  He plans to serve as interim Chairman until the Annual Meeting of Stockholders scheduled to be held on October 27, 2005, and plans to remain a director thereafter.  Prior to joining First Marblehead, Mr. Kopnisky served as President of the Consumer Banking Group at KeyCorp, the Cleveland, Ohio-based bank, where he ran 25 operations with 9,000 employees in 13 states focusing on 3 million consumer and business customers.  Mr. Kopnisky also served as CEO and President of KeyBank USA’s Consumer Finance business, including auto, recreation, mortgage, home equity and educational lending.

The Board of Directors accepted Mr. Meyers’ resignation after learning that he had exchanged gifts with a former employee of a major client of the firm.  Mr. Meyers has informed the Board that he purchased the gifts with his personal funds, and that the gifts had an aggregate value of approximately $32,000.  The Company has reviewed its records and believes that no corporate funds were involved in this matter.  Mr. Meyers has informed the Board that he has not purchased gifts for any representatives of any other First Marblehead clients.

In accepting the resignation, the Board thanked Mr. Meyers for his many years of service since co-founding the firm in 1991, and for his leadership and dedication in managing the growth of the Company.

About First Marblehead Corporation

First Marblehead provides outsourcing services for private, non-governmental education lending in the United States. The Company helps meet the growing demand for private education loans by providing national and regional financial institutions and educational institutions, as well as businesses and other enterprises, with an integrated suite of design, implementation and securitization services for student loan programs tailored to meet the needs of their respective customers, students, employees and members.

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  Any forward-looking statements contained herein, including statements related to our outlook for the industry, and our performance for fiscal year 2006 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations.  The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved.  These forward-looking statements represent First Marblehead’s expectations as of September 27, 2005.  Subsequent events may cause our expectations to change, and we disclaim any obligation to update the forward-looking statements in the future.  You are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory and competitive and other factors that may cause First Marblehead’s performance or achievements to be materially different than those expressed or implied by forward-looking statements.  Important factors that could cause First Marblehead’s actual results to differ from its expectations include the factors set forth under the caption “Factors That May Affect Future Results” in First Marblehead’s annual report on Form 10-K filed with the Securities and Exchange Commission on September 7, 2005.  These risks could cause actual results of the industry or our actual results for fiscal year 2006 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company.

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